Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 2004 relating to the November 30, 2003 financial statements of Viropro, Inc. included in the Form 10-KSBA as filed with the Securities and Exchange Commission on March 18, 2004.

/s/ Bennett Thrasher PC

Bennett Thrasher PC

Atlanta, Georgia

March 18, 2005